    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1997


                                                      REGISTRATION NO. 333-34123
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           T&W FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          WASHINGTON                        6159                        91-1844249
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NO.)

      6416 PACIFIC HIGHWAY EAST, TACOMA, WASHINGTON, 98424, (253) 922-5164 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                   MICHAEL A. PRICE, CHIEF EXECUTIVE OFFICER

      6416 PACIFIC HIGHWAY EAST, TACOMA, WASHINGTON, 98424, (253) 922-5164 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH COPIES TO:

                 JAMES E. TOPINKA, ESQ.               TODD H. BAKER, ESQ.
                   GRAHAM & JAMES LLP             GIBSON, DUNN & CRUTCHER LLP
              ONE MARITIME PLAZA, SUITE 300    ONE MONTGOMERY STREET, SUITE 3100
                SAN FRANCISCO, CALIFORNIA          SAN FRANCISCO, CALIFORNIA
                        94111-3492                        94104-4505
                TELEPHONE: (415) 954-0200          TELEPHONE: (415) 393-8200

                            ------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

Registration Fee Securities and Exchange Commission.............................    $ 14,274
NASD Filing Fee.................................................................    $  5,210
Nasdaq National Market Listing Fee..............................................    $ 37,535
Accountant's Fees and Expenses..................................................    $ 75,000
Blue Sky Filing and Counsel Fees and Expenses...................................    $ 10,000
Printing and Engraving Expenses.................................................    $150,000
Legal Fees and Expenses.........................................................    $275,000
Transfer Agent and Registration Fees............................................    $ 20,000
Directors' and Officers' Liability Insurance....................................    $100,000
Miscellaneous Expenses..........................................................    $ 12,981
  TOTAL.........................................................................    $700,000
                                                                                    ========

---------------

* All expenses other than the Securities and Exchange Commission Registration Fee, the NASD Filing Fee and the Nasdaq National Market Fee are estimated. All expenses are payable by the Company.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Article 6 of the Registrant's Articles of Incorporation (Exhibit 3.1 hereto) and Article VIII of the Registrant's Bylaws (Exhibit 3.2 hereto) provide for mandatory indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by law. The directors and officers of the Registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the Company for such purpose.

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 5 of the Registrant's Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

     Reference is made to the Registrant's Articles of Incorporation, filed as
Exhibit 3.1 to this Registration Statement, and the Registrant's Bylaws, filed as Exhibit 3.2 to this Registration Statement.

     Reference is also made to the form of Underwriting Agreement filed as
Exhibit 1.1 to this Registration Statement for certain provisions regarding the indemnification of officers and directors of the Registrant by the Underwriters.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Since August 1, 1994, the Registrant has issued the following unregistered securities:

          An aggregate of 295,800 shares of Common Stock were issued in July 1997 to Paul B. Luke and Kenneth W. McCarthy, Jr. upon exercise of stock options at an exercise price of $3.93 per share. The

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

     issuances of Common Stock to Messrs. Luke and McCarthy were made in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act relating to sales by an issuer not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


NUMBER                                        DESCRIPTION
------     ----------------------------------------------------------------------------------
  1.1*     Form of Underwriting Agreement.
  2.1*     Form of Restructuring Agreement dated August   , 1997 by and among T&W Financial
           Corporation, T&W Leasing, Inc., T&W Funding Company I, L.L.C., T&W Funding Company
           IV, L.L.C., T&W Funding Company V, L.L.C., T&W Funding Company VI, L.L.C., T&W
           Finance Corp. II, T&W Finance Corp. III, Michael A. Price, Trustee of the Price
           Grantor Retained Annuity Trusts, Michael A. Price, individually, Thomas W. Price,
           P.L.M. Consulting Group, L.L.C., Kenneth W. McCarthy, Jr. and Paul B. Luke.
  3.1*     Articles of Incorporation of T&W Financial Corporation.
  3.2*     Bylaws of T&W Financial Corporation.
  4.1*     Specimen Stock Certificate.
  5.1*     Opinion of Graham & James LLP.
 10.1*     Trust and Security Agreement dated February 1, 1997, by and among T&W Funding
           Company I, L.L.C., T&W Financial Corporation and Norwest Bank Minnesota, National
           Association.
 10.2*     Contribution Agreement dated February 1, 1997, by and among T&W Financial
           Corporation, T&W Funding Company V, L.L.C., T&W Funding Company VI, L.L.C. and T&W
           Funding Company I, L.L.C.
 10.3*     Servicing Agreement dated February 1, 1997, by and among T&W Funding Company I,
           L.L.C., T&W Financial Corporation and Norwest Bank Minnesota, National
           Association.
 10.4*     Certificate Purchase Agreement dated February 7, 1997, by and among T&W Financial
           Corporation, T&W Funding Company I, L.L.C. and Centre Square Funding Corporation.
 10.5*     Assignment and Assumption Agreement dated February 7, 1997, by and between T&W
           Funding Company V, L.L.C. and T&W Funding Company I, L.L.C.
 10.6*     Assignment and Assumption Agreement dated February 7, 1997, by and between T&W
           Funding Company VI, L.L.C. and T&W Funding Company I, L.L.C.
 10.7*     Insurance Agreement dated February 1, 1997, by and among MBIA Insurance
           Corporation, T&W Financial Corporation, T&W Funding Company I, L.L.C., K&P
           Financial Corp. I and Norwest Bank Minnesota, National Association.
 10.8*     Certificate Guaranty Insurance Policy, issued by MBIA Insurance Corporation, dated
           February 7, 1997.
 10.9*     Commitment to Issue a Certificate Guaranty Insurance Policy, issued by MBIA
           Insurance Corporation, dated February 5, 1997.
10.10*     Custodian Agreement dated February 4, 1997, by and among T&W Financial
           Corporation, T&W Funding Company VI, L.L.C., T&W Funding Company I, L.L.C.,
           Seafirst Bank N.A., CoreStates Bank, N.A., and Norwest Bank Minnesota, National
           Association.
10.11*     Interest Rate Hedge Assignment dated February 7, 1997, by and between T&W
           Financial Corporation and CoreStates Bank, N.A.
10.12*     Master Agreement dated February 4, 1997 by and between T&W Funding Company IV,
           L.L.C. and CoreStates Bank, N.A.
10.13*     Indenture dated July 1, 1995, by and among T&W Funding Company IV, L.L.C., T&W
           Leasing, Inc., and Norwest Bank Minnesota, National Association.


                                      II-2
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
NUMBER                                        DESCRIPTION
------     ----------------------------------------------------------------------------------
10.14*     Second Supplemental Indenture dated April 30, 1996, by and among T&W Funding
           Company IV, L.L.C., T&W Financial Corporation and Norwest Bank Minnesota, National
           Association.
10.15*     Contribution Agreement dated July 1, 1995, by and among T&W Leasing, Inc., T&W
           Finance Corp. III, T&W Finance Corp. VI, T&W Finance Company V, L.L.C. and T&W
           Funding Company IV, L.L.C.
10.16*     First Amendment to Contribution Agreement dated April 30, 1996, by and among T&W
           Funding Company IV, L.L.C., T&W Financial Corporation, T&W Finance Corp. III, T&W
           Finance Corp. IV and T&W Finance Company V, L.L.C.
10.17*     Servicing Agreement dated July 1, 1995, by and among T&W Funding Company IV,
           L.L.C., T&W Leasing, Inc. and Norwest Bank Minnesota, National Association.
10.18*     Note Purchase Agreement dated July 28, 1995, by and among T&W Funding Company IV,
           L.L.C., T&W Leasing, Inc., and TLC Investment Trust.
10.19*     Assignment and Assumption Agreement dated July 28, 1995, by and between T&W
           Finance Corp. III and T&W Funding Company IV, L.L.C.
10.20*     Assignment and Assumption Agreement dated July 28, 1995, by and between T&W
           Finance Corp. IV and T&W Funding Company IV, L.L.C.
10.21*     Assignment and Assumption Agreement dated July 28, 1995, by and between T&W
           Finance Company V, L.L.C. and T&W Funding Company IV, L.L.C.
10.22*     Insurance Agreement dated July 1, 1995, by and among MBIA Insurance Corporation,
           T&W Leasing, Inc., T&W Funding Company IV, L.L.C., K&P Finance Corp. and Norwest
           Bank Minnesota, National Association.
10.23*     Note Insurance Policy, issued by MBIA Insurance Corporation, dated July 28, 1995.
10.24*     Master Agreement dated August 1, 1995, by and between T&W Funding Company IV,
           L.L.C. and Merrill Lynch Capital Services, Inc.
10.25*     Asset Purchase Agreement dated June 2, 1997, by and among T&W Funding Company VI,
           L.L.C., Commercial Capital Corporation, James R. Neese, Larry E. Rice, Trustee and
           Larry E. Rice, Individually.
10.26*     Form of Promissory Note dated June 2, 1997.
10.27*     Unconditional Guaranty dated June 2, 1997, by and among Michael A. Price,
           Katherine M. Price, Kenneth W. McCarthy, Jr., Carol L. McCarthy, Paul B. Luke and
           T&W Financial Corporation in favor of Commercial Capital Corporation, James R.
           Neese and Larry E. Rice.
10.28*     Business Loan Agreement dated December 10, 1996, by and between T&W Funding
           Company VI, L.L.C. and U.S. Bank of Washington, National Association.
10.29*     Alternative Rate Options Promissory Note dated December 10, 1996, by and between
           T&W Funding Company VI, L.L.C. and U.S. Bank of Washington, National Association.
10.30*     Business Loan Agreement dated November 22, 1996, by and between T&W Funding
           Company VI, L.L.C. and Bank of America N.W., dba Seafirst Bank.
10.31*     Collateral Line, Loan and Security Agreement dated November 22, 1996, by and between T&W Funding Company VI, L.L.C. and Bank of America NW, N.A., dba Seafirst
           Bank.
10.32*     Business Loan Agreement dated March 29, 1996, by and between T&W Funding Company
           VI, L.L.C. and Key Bank of Washington.
10.33*     Loan Modification and/or Extension Agreement dated July 31, 1996, by and between
           T&W Funding Company VI, L.L.C. and Key Bank of Washington.
10.34*     Amended and Restated Master Loan and Security Agreement dated October 30, 1996, by and between T&W Funding Company VI, L.L.C. and CoreStates Bank, N.A.

NUMBER                                        DESCRIPTION
------     ----------------------------------------------------------------------------------
10.35*     Commercial Lease Agreement dated December 31, 1991, by and between T&W Financial
           Corporation (as lessee) and Michael A. Price (as lessor).
10.36*     Amended and Restated Commercial Lease Agreement dated January 1, 1997, by and between T&W Financial Corporation (as lessee) and Michael A. Price (as lessor).
10.37*     Commercial and Industrial Lease Agreement dated November 1, 1996, by and among
           James R. Neese, Terry Neese (as lessors) and Commercial Capital Corporation (as lessee) (Suite 100 facility).
10.38*     Commercial and Industrial Lease Agreement dated November 1, 1996, by and among
           James R. Neese, Terry Neese (as lessors) and Commercial Capital Corporation (as lessee) (Suite 200 facility).
10.39*     Stock Option Letter Agreement dated June 30, 1996, by and between T&W Financial
           Corporation and Paul B. Luke.
10.40*     Addendum to Stock Option Letter Agreement dated August 15, 1997.
10.41*     Stock Option Letter Agreement dated June 30, 1996, by and between T&W Financial
           Corporation and Kenneth W. McCarthy, Jr.
10.42*     Addendum to Stock Option Letter Agreement dated August 15, 1997.
10.43*     Promissory Note dated August 19, 1997 by and between T&W Financial Corporation and
           Paul B. Luke.
10.44*     Promissory Note dated August 18, 1997 by and between T&W Financial Corporation and
           Kenneth W. McCarthy, Jr.
10.45*     Form of T&W Financial Services Company L.L.C. Operating Agreement.
10.46*     T&W Financial Corporation 1997 Stock Option Plan.
10.47*     T&W Financial Corporation 1997 Director Stock Grant Plan.
10.48*     T&W Financial Corporation 1997 Employee Stock Purchase Plan.
10.49*     Employment and Noncompetition Agreement dated June 2, 1997, by and between T&W
           Financial Corporation and James R. Neese.
10.50*     Employment and Noncompetition Agreement dated June 2, 1997, by and between T&W
           Financial Corporation and Larry E. Rice.
10.51*     Form of Management Agreement dated August   , 1997, by and between T&W Financial
           Services Company L.L.C. and P.L.M. Consulting Group, L.L.C.
 21.1*     Subsidiaries of the Registrant.
 23.1*     Consent of Graham & James LLP (included in its opinion filed as Exhibit 5.1 hereto).
 23.2*     Consent of BDO Seidman, LLP.
 24.1*     Power of Attorney (included on signature page).
 27.1*     Financial Data Schedule.


---------------

* Filed previously.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In

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

the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant- in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to provide to the Underwriters, at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement No. 333-34123 to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Tacoma, State of Washington, on September 30, 1997.


                                          T&W FINANCIAL CORPORATION


                                          By  /s/ KENNETH W. MCCARTHY, JR.

                                            ------------------------------------

                                            Kenneth W. McCarthy, Jr., Senior
                                             Vice President



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement No. 333-34123 has been signed by the following persons in the capacities and on the dates indicated below:



                  SIGNATURE                           NAME AND TITLE                DATE
---------------------------------------------  ----------------------------  -------------------

              *MICHAEL A. PRICE                  Chief Executive Officer,     September 30, 1997
---------------------------------------------      (Principal Executive
              Michael A. Price                    Officer) and Director

              *THOMAS W. PRICE                    President and Director      September 30, 1997
---------------------------------------------
               Thomas W. Price

                *PAUL B. LUKE                     Senior Vice President,      September 30, 1997
---------------------------------------------    Treasurer and Secretary
                Paul B. Luke                     (Principal Financial and
                                                 Accounting Officer) and
                                                         Director

        /s/ KENNETH W. MCCARTHY, JR.            Senior Vice President and     September 30, 1997
---------------------------------------------            Director
          Kenneth W. McCarthy, Jr.

              *KENNETH L. HATCH                          Director             September 30, 1997
---------------------------------------------
              Kenneth L. Hatch

              *DAVID N. SYFERD                           Director             September 30, 1997
---------------------------------------------
               David N. Syferd

      *By: /s/ KENNETH W. MCCARTHY, JR.
---------------------------------------------
(Kenneth W. McCarthy, Jr., Attorney-in-fact)


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